UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF EARLIEST EVENT REPORTED: June 20, 2012

ATP OIL & GAS CORPORATION

(Exact name of registrant as specified in its charter)

Commission file number: 001-32647

Texas	76-0362774
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

4600 Post Oak Place, Suite 100

Houston, Texas 77027

(Address of principal executive offices)

(Zip Code)

(713) 622-3311

(Registrant’s telephone number, including area code)

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

The information set forth under Item 3.02 of this Current Report on Form 8-K is incorporated by reference in response to this Item 1.01.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 3.02 of this Current Report on Form 8-K is incorporated by reference in response to this Item 2.03.

Item 3.02. Unregistered Sales of Equity Securities.

On June 20, 2012, ATP Oil & Gas Corporation (the “Company”) closed a private placement consisting of a $35 million principal amount Convertible Note and a Warrant to purchase 3,923,767 shares of the Company’s common stock for gross proceeds of

$35.0 million with an institutional investor pursuant to a Securities Purchase Agreement, dated as of June 20, 2012 (the “Securities Purchase Agreement”), by and between the Company and the institutional investor.

The Note accrues interest at the rate of 8.0% per annum and matures December 20, 2013, subject to extension under certain circumstances described in the Note. Principal and interest on the Note are payable in four quarterly installments in shares of the Company’s common stock, cash or a combination thereof at the option of the Company. At the option of the holder, installment payments may be deferred to later installment payment dates or, provided certain conditions are satisfied, accelerated to an earlier installment payment date.

The Note is convertible at the option of the holder, in whole or in part, at any time into shares of the Company’s common stock at an initial conversion price of $4.46 per share, subject to adjustment. If the Company elects to pay installments of principal and interest on the Note in shares of common stock then the conversion price will be the lesser of (i) the initial conversion price and (ii) 87% of the market price of the common stock on such installment payment date. The ability of the Company to issue shares of common stock upon conversion of the Note, whether at the option of the holder or the Company, is subject to the satisfaction or certain conditions including, but not limited to (i) the requirement that the number of shares issued upon conversion will not result in the holder of the Note becoming the beneficial owner of more than 4.99% of the outstanding shares of the Company’s common stock and (ii) the requirement that the aggregate number of shares issued upon conversion of the Note and the exercise of the Warrant from time to time will not exceed the limit specified by the NASDAQ Stock Market Rules without obtaining prior approval of the Company’s shareholders.

The Company has agreed in the Securities Purchase Agreement to seek shareholder approval to authorize the issuance, if necessary, upon conversion of the Note and the exercise of the Warrant of an amount of shares of common stock in excess of 20% of the shares of common stock of the Company currently outstanding.

The Warrant is exercisable for up to 3,923,767 shares of the Company’s common stock at an initial exercise price of $6.69 per share, subject to adjustment. If on the eighteen-month anniversary of the issuance date, the exercise price of the Warrant then in effect is greater than the then current market price, then the exercise price will be reset to the market price on such date, provided that if the shareholders have not approved of the issuance of the shares of common stock in excess of 20% of the shares of common stock currently outstanding pursuant to the conversion of the Note and exercise of the Warrant, such reset price shall not be less than $4.46. The Warrant has a term of 5.5 years and may be exercised by the holder in whole or in part at any time after the six-month anniversary of the issuance date.

The gross proceeds to the Company from the issuance and sale of the Note and Warrant will be $35.0 million. In connection with the private placement, the Company incurred expenses which included, without limitation, commissions to the placement agent, legal fees and other miscellaneous expenses, of approximately $1,650,000. The Company intends to use the net proceeds from the issuance and sale of the Note and Warrant for working capital purposes.

The sale of the Note and the Warrant was made in reliance on an exemption provided by Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”). The Note, the Warrant, the shares of common stock issuable upon conversion of the Note and upon exercise of the Warrant (collectively, the “Securities”) have not been registered under the Securities Act and may not be offered or sold in the United States absent registration under the Securities Act and applicable state securities laws or an applicable exemption from those registration requirements, and all certificates representing the Securities are imprinted with a restrictive legend to that effect.

Pursuant to the Registration Rights Agreement entered into between the Company and the institutional investor, dated June 20, 2012, the Company has agreed to file and cause to become effective a registration statement with the Securities and Exchange Commission, registering the resale of the shares of common stock issuable upon conversion of the Note or the exercise of the Warrant. If the Company fails to file the registration statement or cause it to become effective within specified deadlines, or if the registration statement or the prospectus therein is not able to used by the holder to freely sell the shares of common stock, subject to certain exceptions, then the Company is required to make a cash payment to the holder in an amount equal to 1% of the aggregate purchase price of the Note and Warrant on the date of such registration default and each month thereafter until the registration default is cured or the shares are otherwise freely tradable by the holder without restriction pursuant to Rule 144.

The description of the private placement, the Securities Purchase Agreement, the Note, the Warrant, and the Registration Rights Agreement in this Current Report on Form 8-K does not purport to be complete and is qualified in its entirety by reference to the Securities Purchase Agreement filed as Exhibit 4.1, the Form of the Note filed as Exhibit 4.2, the Form of the Warrant filed as Exhibit 4.3, and the Registration Rights Agreement filed as Exhibit 4.4 (collectively, the “Transaction Documents”), all of which are incorporated herein by reference. The Transaction Documents have been included to provide investors and security holders with information regarding their terms. They are not intended to provide any other factual information about the Company. The Transaction Documents contain certain representations, warranties and indemnifications resulting from any breach of such representations or warranties. Investors and security holders should not rely on the representations and warranties as characterizations of the actual state of facts because they were made only as of the respective dates of the Transaction Documents. In addition, information concerning the subject matter of the representations and warranties may change after the respective dates of the Transaction Documents, and such subsequent information may not be fully reflected in the Company’s public disclosures.

On June 20, 2012, the Company issued a press release announcing the private placement. A copy of this press release is being furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

4.1	Securities Purchase Agreement

4.2	Form of the Senior Convertible Note

4.3	Form of the Warrant

4.4	Registration Rights Agreement

99.1	Press Release of ATP Oil & Gas Corporation, dated June 20, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned and thereunto duly authorized.

ATP Oil & Gas Corporation

Date: June 20, 2012	By:	/s/ Albert L. Reese Jr.
Albert L. Reese Jr.
Chief Financial Officer

ATP Oil & Gas Corporation

Current Report on Form 8-K

Dated June 20, 2012

EXHIBIT INDEX

Exhibit Number	Exhibit Title or Description

4.1	Securities Purchase Agreement

4.2	Form of the Senior Convertible Note

4.3	Form of the Warrant

4.4	Registration Rights Agreement

99.1	Press Release of ATP Oil & Gas Corporation, dated June 20, 2012